EX-99.906CERT

CERTIFICATION

Rakesh Mehra, President and Chief Financial Officer of New Frontiers Trust (the “Registrant”), certifies to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2012 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

New Frontiers Trust

New Frontiers Trust

/s/Rakesh Mehra                                                           /s/Rakesh Mehra

Rakesh Mehra

Rakesh Mehra

Date:               9/19/12

Date:               9/19/12

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to New Frontiers Trust and will be retained by New Frontiers Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.